Exhibit No. 21

Form 10-KSB
For the Transitional Period from October 1, 2004 through June 30, 2005
IsoRay, Inc.
(formerly Century Park Pictures Corporation)
File No. 0-14247
Subsidiaries of the Registrant

IsoRay Medical, Inc., a Delaware corporation.